UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2022

NUZEE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1401 Capital Avenue, Suite B, Plano, Texas 75074

(Address of principal executive offices)

(760) 295-2408

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	NUZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 21, 2022, NuZee, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and between the Company and Dripkit, Inc., a Delaware corporation (“Dripkit”), pursuant to which the Company agreed to acquire substantially all of the assets and certain specified liabilities (the “Assumed Liabilities”) of Dripkit (the “Acquisition”). Each Stock Recipient (as defined below) will execute a joinder to the Asset Purchase Agreement at the closing of the Acquisition (the “Closing”) for purposes of those certain representations and warranties of the Stock Recipients set forth in the Asset Purchase Agreement.

Pursuant to the Asset Purchase Agreement, the aggregate purchase price for the Acquisition is $860,000 (the “Purchase Price”), plus the assumption of the Assumed Liabilities (other than the principal amount of Dripkit’s Small Business Association Economic Injury Disaster Loan (the “EIDL”)). At the Closing, the Company will pay the Purchase Price as follows: (a) $355,000 in cash will be paid to Dripkit, subject to certain adjustments and holdbacks as further described below and (b) a number of shares (the “Stock Consideration”) of the Company’s common stock, par value $0.00001 per share, calculated as further described below, will be issued to Dripkit’s existing investors (the “Stock Recipients”).

At Closing, the cash portion of the Purchase Price will be reduced by the following amounts: (a) a purchase price advance of $22,000, representing a bridge loan from the Company in February 2022 to provide Dripkit with operational financing prior to the Closing, (b) an indemnity holdback of $35,500, which will be held back by the Company for 18 months for the purpose of satisfying any indemnification claims made by the Company pursuant to the Asset Purchase Agreement, and (c) a cash bulk sales holdback of $40,000 (the “Cash Bulk Sales Holdback Amount”).

The Stock Consideration will be calculated by dividing (a) the difference of $505,000 minus the principal and interest amount of the EIDL as of the Closing by (b) the midpoint of the open and closing sale price of the Company’s common stock on the Nasdaq Capital Market as of the date immediately prior to the Closing, and rounding down to the nearest whole share number. In addition, the Company will hold back $40,000 worth of the Stock Consideration as the Stock Bulk Sales Holdback Amount (together with the Cash Bulk Sales Holdback Amount, the “Bulk Sales Holdback Amount”). The Bulk Sales Holdback Amount will be used to satisfy any sales and use taxes owed by Dripkit to the State of New York as of the Closing, and any amounts remaining after offsetting the cost of any such sales and use taxes will be distributed to Dripkit (in the case of the Cash Bulk Sales Holdback Amount) and/or delivered to the Stock Recipients (in the case of the Stock Bulk Sales Holdback Amount).

The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnities from Dripkit. Pursuant to the Asset Purchase Agreement, Dripkit has agreed not to engage in or assist any others in engaging in the business of selling single serve coffee-related products (the “Business”) or solicit customers of the Business for a period of 36 months commencing on the Closing. At the Closing, each Stock Recipient will execute a lock-up agreement that generally prohibits, subject to customary exceptions, the sale, pledge, transfer or other disposition of the Company’s common stock for a period of twelve months after the Closing.

The Asset Purchase Agreement may be terminated under certain circumstances, including by either party at any time prior to the Closing by written notice to the other party if the other party has not fulfilled its closing conditions set forth in the Asset Purchase Agreement by March 1, 2022.

The Asset Purchase Agreement has been filed with this Current Report on Form 8-K to provide investors with information regarding its terms. Except for its status as the contractual document that established and governs the legal relations among the parties thereto with respect to the transactions described above, it is not intended to provide any other factual, business or operational information about the parties. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of the Asset Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Asset Purchase Agreement, may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms, and may be subject to standards of materiality applicable to the contracting parties that differ from what may be viewed as material to investors. Additionally, the representations, warranties, covenants, conditions and other terms of the Asset Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Asset Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

In connection with the Asset Purchase Agreement, the Company has also agreed to enter into an employment agreement with Ilana Kruger, the holder of approximately 71% of the issued and outstanding capital stock of Dripkit (“Ms. Kruger”), to be dated as of the Closing, for a term of two years commencing at the Closing subject to earlier termination pursuant to its terms. Pursuant to such employment agreement, Ms. Kruger is expected to serve as Chief Executive Officer of an anticipated new Dripkit Coffee business division that would be wholly-owned by the Company.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions that the forward-looking information presented in this Current Report is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this Current Report. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including those risk factors set forth in the Company’s filings with the SEC, including the most recent Annual Report on Form 10-K. Any forward-looking information presented herein is made only as of the date of this Current Report, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Asset Purchase Agreement by and between the Company and Dripkit, Inc., and any additional persons who may become party thereto, dated as of February 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules to this agreement have been omitted pursuant to Item 601 of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUZEE, INC.

Dated: February 22, 2022	By:	/s/ Patrick Shearer
	Name:	Patrick Shearer
	Title:	Chief Financial Officer